Eagle Ford Oil and Gas Corp. 8-K

Exhibit 99.1

Eagle Ford Oil & Gas Corporation Closes Major Acquisition

HOUSTON, TX -- (June 11, 2012) – Eagle Ford Oil & Gas Corp. (OTCMarkets:ECCE), a growing independent oil and gas exploration and production company, announced today that it has successfully completed a major acquisition of prospective acreage located in Frio County in South Texas in the heart of the Eagle Ford Shale oil and gas play.

The Company has acquired an 85% working interest in 3,684 acres in hydrocarbon rich Frio County, Texas located south of San Antonio, Texas. The purchase price for the acreage was $6.26 million and is funded by project finance from a private fund.

The acreage lies within the historic Pearsall Field where more than 200 million barrels of oil equivalent (boe) have been produced from the prolific Austin Chalk, sourced by the Eagle Ford Shale. Current success of industry activity in the immediate area demonstrates a high degree of prospectivity in the Austin Chalk, Eagle Ford Shale and Buda Lime, all of which are primarily black oil reservoirs  Substantial legacy well data within and adjacent to the acreage clearly indicate the presence of effective fracture systems in all three reservoirs. The Company has rights to all formations including the deeper Pearsall Shale, a condensate-rich gas reservoir which the industry has just begun to exploit in the area.

Surrounding new fields currently producing from the three formations are believed to have EUR’s (estimated ultimate recovery) between 350,000 and 500,000 barrels of oil equivalent per well. Initial production rates (IP) have ranged from 400 boepd to over 1,000 boepd.

Dr. Ronald Bain, head of the Eagle Ford Oil and Gas technical team, notes that operators in the surrounding acreage including Cabot Oil & Gas, Goodrich Petroleum and others have an apparent 100% completion success rate in the three formations. Based on a nominal 160 acre well spacing, the Company could drill more than 20 wells for each reservoir.

Management Comments

Mr. Paul Williams, CEO of Eagle Ford Oil and Gas said, “this is a very exciting day for everyone at Eagle Ford. This acquisition is the foundation for future growth that we have been looking for since we completed the merger between Sandstone and Eagle Ford last year. The fact that the surrounding fields have a 100% success rate for wells in the three different formations means we have several years of developmental drilling with little geological risk. With the world class geotechnical and operational team assembled by Eagle Ford, I feel confident that this drilling program will yield immediate and substantial results for our shareholders.”

About Eagle Ford Oil & Gas Corporation

Eagle Ford Oil & Gas Corp. engages in exploration and development of oil and gas production properties. The Company specializes in acquiring, exploring and developing oil and gas producing assets in the Gulf Coast region of Texas and Louisiana. Eagle Ford Oil & Gas has a team comprised of senior professionals with distinguished records of achievement and success in the targeted focus area.

Forward-Looking Statements

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of ECCE officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future ECCE actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and ECCE has no specific intention to update these statements.

Investor Contact:
Brad Holmes
Energy Ir
(713) 654-4009
B_holmes@att.net